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NUMBER                                                             SHARES

                               APOLLON, INC.
      INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA
                        10,000,000 SHARES COMMON STOCK
                           Par Value $.01 Per Share

THIS CERTIFIES THAT___________________________________________________ is the
owner of__________________________________________shares of the COMMON STOCK of APOLLON, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

     The Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______________________ day of ___________________
A.D.19____.


______________________________                  ______________________________
                   SECRETARY                                        PRESIDENT


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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM--as tenants in common  UNIF GIFT MIN ACT-- ...  Custodian ...  under
   TEN ENT--as tenants by the entireties              (Cust)         (Minor)
   JT TEN--as joint tenants with right    Uniform Cites to Minors Act ...
             of survivorship and not as                               (State)
             tenants in common

     Additional abbreviations may also be used though not in the above list.


For Value Received--hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________


_______________________________________________________________________________

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________________ 19____

      In presence of
                                        ______________________________________
______________________________-






NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.